LETTER AGREEMENT

RE: McKean County Project #1

In connection with the subscription of the Participant/Owner to a 50% Working Interest in the McKean County Project ("Wells"), the Participant/Owner is hereby furnishing PetroChase, Inc. the information set forth below and makes the representations and warranties set forth below. PetroChase, Inc. specifically states that the Participant/Owner is not an investor, but is a wholly owned subsidiary of a publicly traded company that will own 50% of the Working Interest in each Well and requests PetroChase to drill and operate the Wells or a company designated by PetroChase, Inc. The Participant/Owner understands that the following information will be relied upon by PetroChase, Inc to determine if the exemption from registration provided by various states and the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations promulgated there under will be available for the offering of the Working Interest.

ALL INFORMATION CONTAINED HEREIN WILL BE TREATED CONFIDENTIALLY. However, the Participant/Participant/Owner agrees that PetroChase, Inc. may present this Letter Agreement to such parties as it deems appropriate if called upon to establish that the offer and sale of the Wells was exempt from registration under the Act or meets the requirements applicable for the offering of the Wells.

1. DESCRIPTION OF PROPOSAL

Participant/Owner is desires to acquire access to the Wells and a 50% of the Working Interest in the Wells, all of which will be drilled in Pennsylvania, for the purpose of development of the Participant/Owner's technology. The Working Interest is currently 70%, with 30% retained by the landowner. In exchange for the Participant/Owner's 50% Working Interest, Participant/Owner will pay to PetroChase, Inc., the following amounts:

Payment Number One - $125,000 by end of business on September 9, 2016;

Payment Number Two - $125,000 by end of business on September 16, 2016; and,

Management Fee Payment - ~~$30,000~~ 34,000. within 90 days after Payment Number Two.

The foregoing amounts are collectively referred to as the "Consideration."

PetroChase, Inc. as the turnkey drilling contractor will commence the Wells within a reasonable time after Payment Number One. Thereafter, PetroChase, Inc. or its designated company will continue to drill Wells until all the Wells drilled pursuant to this Project have been drilled and completed.

Participant/Owner desires PetroChase, Inc. to act as the turnkey drilling contractor and to act as the Operator for all of the Wells drilled pursuant to the Project. For the initial well we are referring to Remsa WT 474 #20. Participant/Owner has been provided with all geological and engineering information about the Project that he desires to review and has been given the opportunity to engage his own technical assistance in evaluating the proposal.

2. REPRESENTATION AND WARRANTIES

The Participant/Owner hereby represents, warrants, covenants and agrees as follows:

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(a) The Participant/Owner has been furnished and has carefully reviewed and understands this Letter Agreement.;

(b) PetroChase, Inc. afforded the Participant/Owner full and complete access to all information with respect to PetroChase, Inc.'s proposed operations on the Prospect that the Participant/Owner deemed necessary to evaluate the merits and risks of an investment in the Prospect, to the extent such information as possessed by or could be acquired by PetroChase, Inc. without unreasonable effort or expense, and the Participant/Owner understands that the documents, records and books of PetroChase, Inc. will be available, upon reasonable notice, for inspection by Participant/Owner during business hours at the principal office of PetroChase, Inc.;

(c) The Participant/Owner is acquiring the Working Interest for his/her or its own account for development of the Participant/Owner's technology and investment, and not with a view to the resale or distribution of the Working Interest or any interest therein;

(d) The Participant/Owner is aware of and will abide by the restrictions on transfer of the Working Interest contained in this Subscription, as well as those imposed by applicable federal and state securities laws;

(e) The Participant/Owner, in evaluating the merits of an investment in the Working Interest, has relied on the advice of his/her or its own personal tax, legal counsel, or geologist and represents that he/she or it does not require the advice of such counsel for purposes of making this arrangement;

(f) Participant/Owner is aware the net revenue interest to be owned by Participant/Owner is 50% in all wells, subject to initial return in full of the Consideration to Participant/Owner. For the sake of clarity, the parties agree that all net revenue interest shall first be distributed to Participant/Owner until the full amount of the Consideration has been paid to Participant/Owner. Thereafter, the Participant/Owner shall receive a 50% net revenue interest. In addition, Participant/Owner's acknowledges that PetroChase, Inc. may make a profit on the turnkey drilling contract, which profit could be substantial, depending on the actual costs, which are ultimately incurred by PetroChase, Inc. in connection with drilling and completing the Wells. Participant/Owner's also acknowledges that PetroChase, Inc. will act as the Operator and will charge an operating fee for each Well.

(g) Investment in the Working Interest is speculative and involves a high degree of risk, including the risk that the Prospects will be one or more dry holes and all of the Participant/Owner's investment will be lost or that the Wells, though productive, may not produce enough oil and gas to pay back Participant/Owner's investment or provide a reasonable return;

(h) As a Participant/Owner of a Working Interest, the Participant/Owner will have limited liability, no greater than the sum of its investments, for any operations on the Prospect and its Working Interest and net revenue interest shall not be diluted absent written consent from the Participant/Owner;

(i) The Participant/Owner understands that if the Prospect(s) are successful that he/she or it will have no right to participate in subsequent drilling operations or drilling to deeper horizons;

(j) The Participant/Owner understands that Participant/Owner will not have any right of approval with respect to any operating procedures or subsequent operations.

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(k)

CARRIED WORKING INTEREST

Net revenue shall be distributed 100% to Participant/Owner until such time as Participant/Owner has received distributions equal to the total amount of the Consideration. Thereafter, PetroChase, Inc. will be carried on the McKean County Project #1 for a 50% working interest through logging and testing and completion into the tanks and pipeline and/or plugging and abandonment of the Wells.

ASSIGNMENT

Participant/Owner may assign the Working Interest without approval of PetroChase, Inc or any other entity at any time after initial funding of the consideration set forth herein.

Participant acknowledges and understands that PetroChase, Inc., will not be operator when the test well(s) is drilled and/or completed. The day to day operations of the well(s) will be the responsibility, at this time, of the designated contract Operator by and for PetroChase, Inc, and Participants. Accordingly, Participant agrees that PetroChase, Inc., shall serve for the limited purpose of communicating with any operator which may ultimately conduct drilling and/or development, completion, additional drilling locations, well disbursement and marketing operations on the Prospect including but not limited to designating independent accountant firm(s) charging reasonable & fair fees for bookkeeping and disbursement services. As Participant's agent for the above referenced purposes, PetroChase, Inc. agrees to keep Participant informed as to the activities upon the Prospect. PetroChase, Inc. will provide Participant with all information that is available to make an informed decision concerning additional drilling and development activities or potential sale of prospect opportunities that may take place on the Prospect.

PetroChase also reserves the right to move well locations at any time prior to drilling commencing.

DISPUTE RESOLUTION

In the event that a dispute arises between Participant/Participant/Owner and PetroChase, Inc. arising out of, in connection with or as a result of this Letter Agreement, Participant and PetroChase, Inc. expressly agree that said dispute shall be resolved through binding arbitration rather than litigation pursuant to the Alternative Dispute Resolution Procedures set forth in Exhibit "A" attached hereto and made a part hereof.

NOTICES

PetroChase, Inc agrees to notify Participant, or Participant's designated representative, prior to commencing drilling operations on the test wells, and once such operations on the test wells have been so commenced, PetroChase, Inc agrees to notify Participant, or its designated representative, of the progress being made in the drilling of the test well(s). Furthermore, PetroChase, Inc agrees to notify Participant, or its designated representative, of the running of any logs or conducting of any tests on the test well(s). PetroChase, Inc also agrees to provide Participant with well information at each stage after logging, coring, evaluating and/or testing the test wells that are available to PetroChase, Inc. Participant and/or its agents shall enter the

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premises at their own risk and shall hold PetroChase, Inc harmless for any injuries that should occur while on the premises.

INVESTMENT RISKS

PetroChase, Inc. believes oil and gas investments are not financially suitable for many prospective investors. Participant hereby represents and warrants to PetroChase, Inc that it has no current needs, and anticipates none in the foreseeable future, to sell the interest for which it hereby subscribes. Participant is also able to bear the economic risks of this investment located in McKean County, Pennsylvania, and known as the McKean County Prospect #1, in the event such loss of its entire investment should occur.

Participant also hereby states to PetroChase, Inc. that Participant is economically and financially qualified and has the information that is necessary to make an informed investment decision. If Participant is not familiar with oil and gas drilling investments, it has procured the services of knowledgeable advisors who are able to evaluate the merits and risks of this investment. Participant also represents that it has read and understands the geology report concerning the above prospect and that it is purchasing this interest for its sole participation. Participant also hereby states to PetroChase, Inc. that Participant is economically and financially qualified and has the information that is necessary to make an informed investment decision. If Participant is not familiar with oil and gas drilling investments, it has procured the services of knowledgeable advisors who are able to evaluate the merits and risks of this investment. Participant also represents that it has read and understands the geology report concerning the above prospect and that it is purchasing this interest for its sole participation.

DISCLAIMER

Oil and gas exploration, development and production activities involve highly speculative activities in which results cannot be exactly predicted and which necessarily involve risk of loss. All of the information furnished you in connection with this Prospect is derived through the use of scientific or other techniques associated with the oil and gas business, and, as such, should not be relied upon as statements of fact. Any reserve estimates, price calculations, price forecasts, exploration potential predictions or similar information contained in the material furnished in connection with a Prospect are, or may well be, estimates only and may not be indicative of actual results.

COMPLIANCE WITH LEASES AND LAWS AND THE SUBJECT AGREEMENT

With respect to all operations conducted by PetroChase, Inc upon the land covered under the Subject Leases, PetroChase, Inc shall comply with all of the terms, provisions and conditions of the Subject Leases and Agreements. PetroChase, Inc shall also comply with all laws, rules and regulations and order of any governmental authority applicable to the conduct of oil and gas exploratory and development operations under this Letter Agreement.
This Letter Agreement shall only become effective by the signatures of all parties to this Letter Agreement.

TYPE OF PARTICIPANT/OWNERSHIP:
(Check Only One Line)

______ Individual

______ Community

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______ Tenants in Common

______ Joint Tenants with Right of Survivorship

______ Corporation

REGISTERED PARTICIPANT/OWNERS:

Social Security or Tax I.D. Number #(1) 06-1781911 #(2)______________

REGISTERED (LEGAL) PARTICIPANT/OWNERS

Date of Execution September 9, 2016 ______________

Place of Execution Tempe (City) Arizona (State)

X______________
Black Box Energy, Inc.
Alex Walsh, CEO

SUBSCRIPTION APPLICATION ACCEPTED BY

PETROCHASE, INC.

By:______________ Date: 9-9-16

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Exhibit "A"

Alternative Dispute Resolution Procedure

1. **Initiation of Procedures**. Either Party desiring to initiate the dispute resolution procedures set forth herein with respect to a dispute not resolved in the ordinary course of business (the "Initiating Party") must give written notice of the dispute (the "Dispute Notice") to the other Party (the "Non-Initiating Party"). The Dispute Notice shall include (i) a statement of that Party's position and a summary of arguments supporting that position and (ii) the name and title of the executive who will represent that Party, and of any other person who will accompany the executive, in the arbitration under Section 2 below.

2. **Arbitration**. Within five (5) days following receipt of the Dispute Notice by the Non-Initiating Party, either Party may request that the matter be resolved through arbitration by submitting a written notice (the "Arbitration Notice") to the other. Any arbitration that is conducted hereunder shall be governed by the Arizona Arbitration Act, as amended, and neither party will assert that the arbitration will be governed by the arbitration acts, statutes or rules of any other jurisdiction.

3. **Arbitration Procedure**. The Arbitration Notice shall contain a statement of the issue(s) presented for arbitration. Within twenty (20) days of receipt of an Arbitration Notice, the other Party may designate any additional issue(s) for arbitration. Within ten (10) days following the date of the Arbitration Notice, the Parties shall mutually agree on an arbitrator. Should the Parties fail to agree on the selection of an arbitrator, either Party may request any Judge of the Superior Court for Maricopa County, Arizona to select the arbitrator. The arbitrator shall be qualified by education or experience within the natural gas production portion of the energy industry to decide the issues presented for arbitration. No arbitrator shall be (i) a current or former director, officer or employee of either Party or their respective affiliated parties, (ii) an attorney (or member of a law firm) who has rendered legal services to either Party or their respective affiliated parties within the preceding three (3) years or (iii) an owner of significant shares/partnership units (more than 2%) of the common stock/units of either Party or their respective affiliated parties.

4. **Arbitration Hearing**. The arbitrator shall commence the arbitration proceedings within ninety (90) days following appointment. The arbitration shall be completed and a decision rendered within five (5) days. The arbitration proceedings shall be held at a mutually acceptable site in Maricopa County, Arizona, and, if the Parties are unable to agree on a site, the arbitrator shall select the site. The arbitrator shall have the authority to establish rules and procedures governing the arbitration proceedings including, without limitation, rules concerning discovery. The laws of the State of Arizona shall apply to any dispute between the parties and this Letter Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Arizona, without regard to any conflict of laws rules or authorities. Each Party shall have the opportunity to present its evidence at the hearing. The arbitrator may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. The arbitrator shall not have the authority to award incidental, consequential, special, punitive or exemplary damages. In addition, if an issue under consideration is limited to a determination of an amount of money, each Party shall submit to the arbitrator a final offer of its proposed resolution of the dispute. The arbitrator shall be charged to select from the two proposals the one which the arbitrator finds to be the most reasonable and consistent with the terms and conditions of this Letter Agreement, and the arbitration shall not average the Parties' proposals or otherwise craft its own remedy. All evidence submitted in an arbitration proceeding, transcripts of such proceedings and all documents submitted by the Parties in an arbitration

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proceeding shall be kept confidential and shall not be disclosed to any third party by either Party hereto.

5. **Arbitration Decision and Costs**. The decision of the arbitrator shall be in writing and shall be final and binding upon the Parties as to the issue(s) submitted. The cost of the hearing shall be shared equally by the Parties, and each Party shall be responsible for its own expenses and those of its counsel or other representatives. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such dispute(s) and further agrees that a final determination in any such arbitration proceeding shall be conclusive and binding upon each Party.

6. **Enforcement of Award**. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. The prevailing Party shall be entitled to reasonable attorneys' fees in any contested court proceeding brought to enforce or collect any award of judgment rendered by the arbitrator.

7. **Tolling and Performance**. Except as otherwise provided in these procedures, all applicable statutes of limitation and defenses based upon the passage of time and all contractual limitation periods specified in this Agreement, if any, will be tolled while the procedures specified herein are pending. The Parties will take all actions necessary to effectuate the tolling of any applicable statute of limitation or contractual limitation periods. All deadlines specified herein may be extended by mutual written agreement of the Parties. Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute, unless doing so would be impossible or impracticable under the circumstances. Notwithstanding the foregoing, the statute of limitations of the State of Arizona applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this Agreement, except that no defenses will be available based upon the passage of time during any negotiation or mediation called for by these procedures.

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PARTICIPATION APPLICATION

Please accept the participation application of Black Box Energy, Inc., a Nevada corporation, in **McKean County Project #1**, located in McKean County, Pennsylvania. Black Box Energy, Inc. desires to purchase 50% of the working interest in the McKean County Project, #1 – Rensma WT 474 #20. In exchange, Black Box Energy, Inc., will remit Consideration in the amount of $280,000. Completion is included in this amount. Each 10% working interest earns a .70% net revenue interest. Participation will be under the terms outlined here and in the Letter Agreement. Black Box Energy, Inc., acknowledge that no other promises or inducements either oral or written were made to sign this application other than the written information provided to it. Black Box Energy also acknowledge that no promises have been made to me regarding the economic return to be realized, the tax implications or the soundness of this venture.

By executing this agreement, Black Box Energy, Inc., empowers PetroChase, Inc., or a company designated by PetroChase, Inc., to collect and disburse all revenues due Black Box Energy, Inc. and to execute the necessary documents which you may deem necessary regarding this venture. Black Box Energy, Inc. also acknowledge that its agent has read all information provided to it, has had time to ask questions and to receive answers and understand and agree to the terms and conditions outlined here and in the Letter Agreement.

Black Box Energy, Inc, agrees to keep confidential all information that applies to this project and the surrounding leases, subject to any disclosure requirements imposed by any governmental authority or any existing obligation.

[signature] 09/09/2016

Black Box Energy, Inc. *Date*
Alex Walsh, CEO

Mailing Address ***Please Print Carefully***

Name: ____________________

Address: ____________________

City: __________ State __________ Zip Code __________

Accepted: X By: [signature] Date 9-9-16
PetroChase, Inc.- President